THIS NOTE IS ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, IN THE ABSENCE OF SUCH REGISTRATION UNLESS DATAMETRICS CORPORATION (THE "COMPANY") HAS RESERVED THE WRITTEN OPINION OF THE COMPANY'S COUNSEL OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT, AFTER INVESTIGATION OF THE RELEVANT FACTS, SUCH COUNSEL IS OF THE OPINION THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


                             DATAMETRICS CORPORATION

            12% SENIOR SUBORDINATED CONVERTIBLE SECURED NOTE DUE 2000

$                                                         Issue Date: ____, 1999
 --------------------


         The undersigned, DATAMETRICS CORPORATION, a Delaware corporation having its chief executive office at 25B Hanover Road, Florham Park, NJ 07932 (the "Company"), for value received, hereby promises to pay to or registered assigns (the "Holder"), at the principal office of the Holder or at such other place as the Holder may designate by written notice to the Company, the principal sum of Thousand Dollars ($ ), together with all accrued interest from and after the date hereof then unpaid, on _______, 2000 (the"Maturity Date"), or earlier as shall be provided herein. The unpaid principal amount hereof shall accrue interest at the rate of twelve percent (12%) per annum from and after the issue date hereof until all unpaid principal and interest shall be paid in full. The Company hereby promises to pay interest on the principal amount of this Note quarterly in arrears on each September 30, December 31, March 31 and June 30, during the term hereof (each an "Interest Payment Date"). Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any payment shall become due hereunder on a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized to close, the due date hereof shall be extended to the next day on which such banking institutions are not authorized to close.

Notwithstanding anything to the contrary herein, any part of, or all, interest payable on any particular Interest Payment Date may be paid, at the option of the Company, in lieu of cash, in additional 12% Senior Subordinated Convertible Secured Notes having the same Maturity Date as this Note ("Additional Notes"). An interest payment to be made by issuance of Additional Note(s) shall not be considered paid if the Company has not caused such Additional Notes to be delivered to the Holder within thirty (30) days after the applicable Interest Payment Date.

         This Note is one of a series (the "Notes") issued pursuant to a 12% Senior Subordinated Convertible Note Subscription Agreement dated as of ________, 1999 (the "Subscription Agreement") among the Company and the holders of the Notes (the "Holders").

         SECTION 1. DEFINITION OF SENIOR DEBT. The term "Senior Debt" shall mean and consist of all present and future indebtedness and liabilities of the Company (contingent or otherwise) for money borrowed from banks or other institutional lenders (collectively the "Senior Lender"), including any extension or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which are not by their terms subordinate and junior to or on a parity with the Notes at the time they are created or incurred, and all related agreements and instruments (collectively, the "Loan Documents"), and any extension, increase, refinancing, refunding or replacement of all or any part of such indebtedness entered into by the Company from time to time.

         SECTION 2. SECURITY FOR DEBENTURES. Except as otherwise subordinated to the right of prior payment and satisfaction in full of all Senior Debt, the full payment by the Company to the Lender of the principal amount hereof, together with all accrued interest thereon, shall be secured in accordance with the terms and provisions of that certain Security Agreement, dated as of even date herewith, by and between the Company and the Holders (the "Security Agreement").

         SECTION 3.   SUBORDINATION OF NOTES.

                  (a) PAYMENT OF SENIOR DEBT. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of this Note, by its acceptance hereof likewise covenants and agrees, that the obligations, liability and indebtedness of the Company evidenced by this Note and the payment of the principal amount hereof and interest thereon shall be subordinate in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment and satisfaction in full of all Senior Debt, and each Holder of this Note will not, without the express prior written consent of the Senior Lender, take or receive, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, including, without limitation, any foreclosure under the Security Agreement on the Company's Collateral (as such term is defined in the Security Agreement), any payment on, whether of interest or principal or security for the whole or any part of, the obligations evidenced by this Note; PROVIDED, HOWEVER that so long as no event of default under the Senior Debt shall have occurred and then be continuing or would occur as a result of, or after giving effect to, such payment, the Company may make, and the Holder of this Note may receive, quarterly payments in arrears of interest accrued under this Note. Except for payments permitted by this Section 3, no payment or distribution of any kind or character, whether in cash, property or securities (including, without limitation, proceeds or collateral for the obligations evidenced by this Note), which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Holder upon or in respect of the obligations evidenced by this Note, shall be paid to the Holder, and, except for payments permitted by this
         Section 3, the Holder shall not receive or accept any such payment or distribution or any benefit therefrom unless and until the Senior Debt shall have been fully paid and satisfied. Without limiting the generality of the foregoing provisions of this Section 3, in the event of any liquidation, termination, revocation or other winding-up of the Company, or in the event of any receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors or any proceeding by or against the Company for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension of indebtedness, then, and in any such event, all Senior Debt shall first be paid in full, before any payment or distribution is made in respect of this Note, and any payment or distribution of any kind or character, whether in cash, property or securities (including, without limitation, proceeds or collateral for this Note), which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Holder upon or in respect of this Note, shall instead by paid over or delivered to the Senior Lender or its representatives if the Senior Debt has not been paid in full and satisfied, and the Holder shall not receive any such payment or distribution or any benefit therefrom unless and until the Senior Debt shall have been fully paid and satisfied.

                  (b) SCOPE OF SECTION. The provisions of this Section 3 are intended solely for the purpose of defining the relative rights of the holder of the Debenture, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Section 3 is intended to or shall impair, as between the Company, its creditors (other than the holders of Senior Debt) and the Holder, the obligation of Company, which is unconditional and absolute, to pay to the Holders the principal of and interest due on the Notes as and when the same shall become due and payable in accordance with the terms hereof, or to affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein prevent the Holder from accepting any payment with respect to such Note or exercising all remedies otherwise permitted by applicable law upon default under such Note, subject to the rights, if any, under this
         Section 3, of the holders of Senior Debt, in respect of cash, property or securities of the Company received by the Holder of the Note.

         SECTION  4A.  PREPAYMENTS.  Subject to the  restrictions  contained  in
Section 3 hereof, upon 15 days advance notice to the Holder (during which period the Holder shall retain the rights set forth in Section 4B below) the Company may prepay at any time all or any part of the principal amount owing with respect to this Note, which payment of principal shall include the unpaid interest accrued on the principal amount repaid through the date of repayment, without penalty, but at a premium equal to 110% of the principal amount so repaid.

         SECTION 4B. CONVERSION RIGHTS. The Holder is entitled, at its option, at any time and from time to time while this Note remains outstanding, to convert this Note into that number of shares of fully paid and nonassessable shares of Common Stock which is to be derived from dividing the Conversion Amount by the Conversion Price (the "Conversion Rate"). For purposes of this Note, the Conversion Amount shall mean the principal dollar amount of the Note being converted and, subject to adjustment as herein provided, the Conversion Price shall be equal to $1.00 per share of Common Stock. Any such conversion shall be made in accordance with the following terms and conditions:

         (a) The Holder may exercise its right to convert the Note by telecopying an executed and completed notice of conversion (the "Notice of Conversion") to the Company and delivering the original Notice of Conversion and the original Note to the Company by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a "Conversion Date". The Company will transmit the certificates representing shares of Common Stock issuable upon conversion of the Note (together with a replacement Note representing the amount not so converted) to the Holder via express courier, by electronic transfer or otherwise within five (5) business days after the Conversion Date if the Company has received the original Notice of Conversion and Note being so converted by such date. In addition to any other remedies which may be available to the Holder, in the event that the Company fails to effect delivery of such shares of Common Stock within five (5) such business day period, the Holder will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of the Notice of Conversion. The Notice of Conversion and Note representing the portion of the Note converted shall be delivered to the Company as herein below provided.

         (b) In the event that the Common Stock issuable upon conversion of the Note is not delivered within five (5) business days of receipt by the Company of a valid Notice of Conversion and the Note to be converted, the Company shall pay to the Holder, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Note sought to be converted, $500 per day that the shares of Common Stock are not delivered, which liquidated damages shall run from the sixth business day after the Conversion Date up until the time that either the Conversion Notice is revoked or the Common Stock is delivered, at which time such liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash.

         (c) The number of shares of Common Stock issuable upon the conversion of the Note, and the Conversion Price shall be subject to adjustment as follows:

                  (i) In case the  Company  shall (A) pay a  dividend  on Common
                  Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a Holder thereof to receive Common Stock, (B) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its Shareholder a right to purchase new Common Stock (or securities convertible into, exchangeable for or otherwise entitling a Holder thereof to receive Common Stock) from proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (C) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (D) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (E) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon conversion of the Note immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the Holder would have received had the Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the record date in the case of a stock split, subdivision, combination or reclassification.

                  (ii) Any adjustment in the numbers of shares of Common Stock issuable hereunder otherwise required to be made by this paragraph 4.B.(c) will not have to be made if such adjustment would not require an increase or decrease in one (1%) percent or more in the number of shares of Common Stock issuable upon conversion of this Note.

                  (iii) Whenever the number of shares of Common Stock issuable upon the conversion of this Note is adjusted as herein provided, the Conversion Price shall be adjusted (to the nearest cent) by multiplying such Conversion Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of Common Stock issuable upon the conversion of this Note immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

         (d)      In the case of any:

                  (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company),

                  (ii)  sale,   transfer,   lease  or   conveyance   of  all  or
                  substantially all of the assets of the Company as an entirety or substantially as an entirety, or

                  (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value),

                  in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Holder of a Note then outstanding shall have the right thereafter to convert Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Note would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, ASSUMING such holder of Common Stock of the
                  Company: (A) is not an entity with which the Company consolidated or into which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of the constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer. If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interest thereafter of the Holders, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Note.

         (e) The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor Company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer shall assume, by written instrument, the obligation to deliver to the Company such shares of Common Stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive under this Section. The
                  Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

         SECTION 4.C. OPTIONAL CALL. In the event the Closing Bid Price (as hereunder defined) of the Common Stock is greater than $2.00 (U.S.) per share (the "Target Price") for twenty (20) consecutive trading days (the "Call Period"), at any time that either:

         (i) the Company has on file with the Securities and Exchange Commission (the "Commission") a fully effective registration statement under the Securities Act of 1933, as amended (the "ACT") covering all shares of Common Stock issuable upon conversion of this Note, or

          (ii) the shares of Common Stock issuable upon conversion of this Note may be sold without any restriction pursuant to the rules of the Commission as determined by the counsel to the Company pursuant to a written opinion letter, the Company shall have the right to "Call" this Note, in whole or in part, thereby forcing conversion by the Holder at the Conversion Price. The Target Price shall be adjusted proportionately to reflect any adjustments due to the payment of a stock dividend, stock split, combination of shares or any other similar event. For purposes hereof, the "Closing Bid Price" shall be deemed to be the reported last bid price regular way as reported by Bloomberg LP or if unavailable, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing bid price as reported by NASDAQ or such other system then in use, or, if the Common Stock is not quoted by any such organization, the closing bid price in the over-the-counter market as furnished by the principal national securities exchange on which the Common Stock is traded.

         (a) The Company may exercise its right to Call by telecopying written notice (the "Call Notice") to the Holder within five
                  (5) trading days after the aforementioned twenty consecutive trading day period.

         (b) Once the Company has exercised its right to Call by giving written notice to the Holder it shall be deemed irrevocable. Each trading day on which the Call Notice is telecopied to and received by the Holder shall be deemed a Conversion Date for the purposes of completing this Call and calculating the number of shares of Common Stock to be issued upon conversion. The Company will transmit the certificates representing shares of Common Stock issuable pursuant to the Call (together with the replacement Notes representing the principal amount of the Note not Called, if any) to the Holder via express courier, by electronic transfer or otherwise within five (5) trading days after the Call Notice was served upon the Holder (the "Call Date").

         (c) The Call Notice shall set forth (i) a calculation referencing the conversion formula contained herein showing the number of shares of Common Stock being issued pursuant to this Call,
                  (ii) a calculation referencing all accrued and unpaid interest which shall be payable by the Company on or before the Call Date, and (iii) a statement that interest on the Note being Called will cease to accrue on such Call Date. The Call Notice shall be irrevocable by the Company, and it shall be sent at least five (5) trading days prior to the expiration of the Call Period to the Holder. If less than all of the principal amount of the Note owned by the Holder are then to be Called, the Call Notice shall specify the amount thereof that is to be Called.

         (d) The portion of this Note being Called shall be automatically canceled and converted into a right to receive the shares of Common Stock, and all rights of this Note, including the right to conversion shall cease without further action. Immediately following the Call Date, the Holder shall surrender their original Note being called at the office of the Company, and the Company shall issue to the Holder a new Note for the principal amount that remains outstanding, if any.

         (e) The number of shares of Common Stock issuable upon the Call of the Note shall be adjusted in accordance with the provisions set forth in Section 4.B(d).

         SECTION 5. EXCHANGE OF NOTES. The Company shall keep at its office a register in which the Company shall provide for the registration of this Note and for the registration of exchange of this Note. Subject to the restrictions on this Note provided elsewhere herein, and subject to the restrictions of applicable securities and other laws, the registered Holder of this Note may, at its option and either in person or by duly authorized attorney, surrender the same at such office, and without expense to such Holder (other than transfer taxes, if any), receive in exchange therefor a Note, dated as of the date from which unpaid interest has been accrued on the Note so exchanged, in the principal amount hereof, and registered in the name of such person or registered assign, as may be designated by such Holder. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. The Company may treat the person in whose name this
Note is registered as the owner and Holder of this Note for the purpose of making payment of principal of, and interest on, this Note and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

         SECTION 6. LOSS, THEFT, DESTRUCTION OR MUTILATION OF THIS NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, or, in case of mutilation, upon surrender and cancellation of this Note, the Company will make and deliver a new Note of like tenor, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this Section 6 shall be dated as of the date to which interest has been paid on this Note.

         SECTION 7. TRANSFER OF NOTE. The Holder of this Note, by its acceptance hereof, agrees that it will not sell, transfer or otherwise dispose of this Note, in whole or in part, in the absence of registration under the Act, and applicable state securities laws, unless the Company has received the written opinion of its counsel (or other counsel reasonably satisfactory to the Company) that, after investigation of the relevant facts, that such transaction does not require registration under said Act or applicable state securities laws.

         SECTION 8. EVENTS OF DEFAULT. The entire unpaid portion of this Note may be declared immediately due and payable by a Holder of this Note, by written notice from such Holder to the Company upon the happening and continuing of any of the following events (each an "Event of Default"):

         (a) The Company shall default in the payment of principal or interest under this Note when the same shall become due and payable and such default shall remain uncured for twenty (20) days or more after notice of such default is given to the Company by such Holder;

         (b) The Company shall default in the performance of any material obligation under any of the Loan Documents and such default results in the acceleration of any material indebtedness of the Company to the Senior Lender for amounts owing thereunder;

         (c) The Company or any present or future subsidiary of the Company shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertaining to insolvency or creditors' rights, or shall file any answer admitting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or all or any substantial part of its properties; or

         (d) Any proceeding is filed against the Company or any present or future subsidiary of the Company, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertaining to solvency or creditors' rights, and such proceeding continues for sixty
                  (60) days undismissed, unstayed, unbonded and discharged.



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


         SECTION 9. REIMBURSEMENT. The Company agrees to reimburse the Holder of this Note for all its costs and expenses, including reasonable attorneys' fees and disbursements, expended in collecting any amounts due hereunder or in otherwise enforcing any of its rights hereunder.

         SECTION 10. NOTICES. All notices and other communications required or permitted to be given in respect of this Note shall be in writing and shall be given as and shall be deemed to have been given if so given) by delivery, telegram, telex or facsimile, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery, provided that any notice delivered as herein provided shall also be delivered by facsimile (if a facsimile number is provided below) at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

         (a)      If to the Company, to:

                  Datametrics Corporation
                  25B Hanover Road; #3305
                  Florham Park, NJ 07932
                  Attn.: Daniel P. Ginns, CEO
                  Facsimile No.: (973) 377-5736

                  With a copy to:

                  Lane Altman & Owens LLP
                  101 Federal Street
                  Boston, MA 02110
                  Attn: Joseph F. Mazzella
                  Facsimile No.: (617) 345-0400

         (b)      If to the Holder, to:



         SECTION 11. GOVERNING LAW. This Note has been executed and delivered in the State of New Jersey and shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to the principles of conflicts of law thereof.

         SECTION 12. JURISDICTION. The Company hereby irrevocably consents and submits to, and each Holder of this Note, by its acceptance hereof, likewise hereby irrevocably consents and submits to, the exclusive jurisdiction of the United States District Court for the District of New Jersey in connection with any proceeding arising out of or relating to this Note, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such proceeding in which case, the Company irrevocably consents and submits to, and each Holder of this Note, by its acceptance hereof, likewise irrevocably consents and submits to, the jurisdiction of the Courts of the State of New

Jersey in connection with such proceeding and waives any objection to venue in any court of appropriate jurisdiction in the State of New Jersey), and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by Section 10 hereof.

         SECTION 13. SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, proses and agreements of the Company set forth in this Note shall be binding on its successor and assigns, whether so expressed or not.

         SECTION 14. HEADINGS. The section headings contained in this Note are inserted for reference purposes only and shall not be deemed to constitute a part hereof.

         SECTION 15. WAIVERS. The terms of this Note may not be amended, modified, waived or eliminated except by a written instrument duly executed by the Company and the Holder of this Note.


         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year first above written.

                                               DATAMETRICS CORPORATION


                                               By:______________________________
                                                  Name: Daniel P. Ginns
                                                  Title: Chairman and CEO






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